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                                                                     EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                      Statement Re Computation of Earnings
                                    Per Share
                 (In thousands except share and per share data)
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                                                              Three Months Ended                  Nine Months Ended
                                                                  October 31,                        October 31,
                                                       --------------------------------   ----------------------------
                                                             1998             1997              1998            1997
                                                       ---------------  ---------------   -------------   ------------
Computation of basic earnings
  per common share:

Net income                                                $      988       $    1,973      $    3,519      $    2,913
                                                          -----------      ----------      ----------      ----------

Weighted average number of common
     shares outstanding                                    9,515,658        7,448,773       9,486,470       6,967,600

Earnings per common share                                 $     0.10       $     0.26      $     0.37      $     0.70
                                                          ===========      ==========      ==========      ==========


Computation of earnings per common share assuming dilution:

Net income                                                $      988       $  1,973        $    3,519      $    2,913
                                                          ----------       ----------      ----------      ----------

Weighted average number of common shares outstanding       9,515,658        7,448,773       9,486,470       6,967,600

Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                   94,054         383,993          195,804         362,200
                                                          ----------       ----------      ----------      ----------

Common shares outstanding assuming dilution                9,609,712        7,832,766       9,682,274       7,329,800
                                                          ==========       ==========      ==========

Earnings per common share assuming dilution               $     0.10       $     0.25      $     0.36      $     0.67
                                                          ==========       ==========      ==========      ==========
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